Exhibit 99.1

Brain Scientific Introduces Enhanced NeuroCapTM Disposable EEG Headset

Onsite hospital tests to commence in Q3 2020

NEW YORK, May 28, 2020 (GLOBE NEWSWIRE) -- Brain Scientific Inc. (OTC: BRSF), a medical device and technology company offering products and solutions related to the brain including neurology, AI and machine learning, has enhanced its disposable EEG headset, NeuroCapTM, with new features.

In the new version of NeuroCap, Brain Scientific’s R&D team implemented recommendations from its medical advisory board, as well as insights from neurologists, to improve upon their headset. The Company believes that these technical upgrades make the cap setup process easier for medical personnel and more comfortable for patients.

“We have been working on this version of NeuroCap for several months. Internal tests showed improved impedance and better, faster setup. Two US hospitals have already pre-ordered our new caps for testing purposes and we expect they will be testing them in June-August 2020. This is being implemented to accommodate the growth of the disposable EEG market,” said Irina Nazarova, director of marketing at Brain Scientific.

Brain Scientific’s estimates identify an opportunity to extend much-needed EEG services to over 5,900 hospitals with lower-cost amplifiers and disposable EEG caps.

The pandemic has underscored the importance of delivering one-time use healthcare products, while many EEG technicians still have to sanitize electrodes after each use. In addition, medical professionals could be at risk of contracting viruses while performing EEG tests, which can take up to 45 minutes to complete and require close proximity to the patient at setup.

NeuroCap is an FDA-cleared disposable EEG headset with 22 electrodes and 19 active EEG channels. Its single-use life span minimizes cross-contamination and optimizes sanitary practice. The diagnostic tool is compatible with 3rd party amplifiers, it can be administered by clinical staff of any level, and it can be used in healthcare facilities or outpatient settings. NeuroCap is currently being manufactured and may be shipped to medical centers across the United States. For more information, please visit https://www.brainscientific.com/neurocap/.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care.

Further information on the Company can be found in its investor presentation.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, failure to successfully market and sell the Company’s products to potential customers, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Tags: EEG, Disposable Medical Products, disposable EEG headset, Epilepsy Testing, remote care, eeg preparation.

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